Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement No. 333-155249 on Form S-8 of Newfield Exploration Company, of our report dated March 29, 2012, relating to the statements of financial condition as of December 31, 2011 and 2010 and the statements of income and changes in plan equity for the years ended December 31, 2011, 2010 and 2009 of the Newfield Exploration Company Deferred Compensation Plan.

/s/ McConnell & Jones LLP
Houston, Texas
March 29, 2012

10.